CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Pilgrim Mutual Funds on Form N-14 of our reports dated December 11, 1998 and February 5, 1999, on our audits of the financial statements and financial highlights of Northstar Trust and The Northstar Funds, which reports are included in the Annual Reports to Shareholders for the years ended October 31, 1998 and December 31, 1998, respectively, which are also incorporated by reference into this Registration Statement.


                                        PricewaterhouseCoopers LLP


New York, New York
December 20, 1999